EXHIBIT 99.1

February 20, 2014

Mr. Rick Risinger
Chairman and CEO
VHGI Holdings, Inc.
103 North Court Street
Sullivan, IN 47822

Subject: Resignation

Dear Rick:

Effective immediately, please accept my resignation as Chief Financial Officer.

Should you need any assistance going forward relating to any VHGI Holdings, Inc. matters, please feel free to give me a call.

Regards,

/s/ Michael E. Fasci
Michael E. Fasci